Exhibit 99.01

Glu Reports Third Quarter 2009 Financial Results

Achieves Record Positive Cash Flow from Operations of $2.7 Million

SAN MATEO, Calif.--(BUSINESS WIRE)--November 3, 2009--Glu Mobile Inc. (NASDAQ:GLUU), a leading global publisher of mobile games, today announced financial results for its third quarter ended September 30, 2009.

For the quarter ended September 30, 2009, Glu reported revenues of $19.6 million compared to $23.9 million in the third quarter of 2008. GAAP loss from operations and net loss were $(2.8) million and $(4.0) million, respectively, compared to GAAP loss from operations and net loss of $(54.2) million and $(56.9) million, respectively, in the third quarter of 2008. GAAP loss per basic share was $(0.13) for the quarter ended September 30, 2009, compared with a GAAP loss per basic share of $(1.93) in the same period last year. GAAP net loss for the third quarter of 2009 included $513,000 of royalty impairments and $919,000 in restructuring charges.

For the quarter ended September 30, 2009, non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, transitional expenses, goodwill impairments, restructuring charges and MIG earnout expenses, was $300,000, compared to a loss of $(1.0) million in the same period last year. Non-GAAP net loss, which includes foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities, was $(889,000) for the quarter ended September 30, 2009, compared to a non-GAAP net loss of $(1.7) million in the same period last year. Non-GAAP basic loss per share was $(0.03) for the quarter ended September 30, 2009, compared to a non-GAAP basic loss per share of $(0.06) in the same period last year.

The company achieved positive cash flow from operations for the second consecutive quarter, generating $2.7 million in cash from operations during the third quarter of 2009.

“We were pleased with the company’s ability to exceed expectations for the third consecutive quarter and remain optimistic that our recently launched titles for the iPhone will improve our paid app ranking,” said Greg Ballard, chief executive officer of Glu. “We are also excited about the upcoming launch of our social network game initiative and anticipate our investment to gain traction as we develop and launch new titles in this growing sector of the gaming market.”

Ballard concluded, “With the increasing importance of quality content for the mobile and social networking platforms, Glu remains well positioned due to the quality of its game developers, worldwide reach and stabilized capital structure.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The company ended the quarter with a cash and cash equivalents balance of $9.9 million, and had $4.1 million outstanding on its line of credit. The company has successfully fulfilled its fiscal 2009 obligations with respect to the promissory notes issued to the former shareholders of MIG.

“Our ability to achieve positive cash flow from operations for the second consecutive quarter highlights the company’s commitment to generate positive cash flow as we continue to invest in new platforms,” said Eric R. Ludwig, Glu’s chief financial officer. “With the strong cash generation during the third quarter, Glu expects to attain its full year cash flow objective and remains in position to continue investing in new markets.”

Business Outlook

The following forward-looking statements reflect expectations as of November 3, 2009. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s mobile products; consumer demand for gaming on social networks and specifically Glu’s social network gaming products; consumer demand for mobile handsets, including the next-generation platforms; carriers' and distributors' marketing to consumers, including premium deck placement; continued uncertainty in the global economic environment; carriers' and other distributors’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu's products; competition in the industry; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

Fourth Quarter Expectations – Quarter Ending December 31, 2009:

  GAAP revenue is expected to be between $19.5 million and $20.0 million
  GAAP net loss is expected to be between $(1.8) million and $(2.2) million, or a net loss of between $(0.06) and $(0.07) per basic share
  Non-GAAP operating income is expected to be between $600,000 and $1.0 million. Non-GAAP net income is expected to be between $300,000 and $600,000, or a net income of $0.01 to $0.02 per diluted share, which excludes $1.5 million for amortization of intangibles, approximately $650,000 of anticipated stock-based compensation expense and approximately $300,000 of restructuring charges
  Our income tax expense in the fourth quarter of 2009 is expected to be approximately $92,000
  Weighted average common shares outstanding for the fourth quarter of 2009 are expected to be approximately 30.4 million basic and 31.2 million diluted

Full Year Expectations - Year Ending December 31, 2009:

  GAAP revenue is expected to be approximately $79.8 to $80.3 million
  GAAP net loss is expected to be between $(13.1) million and $(13.4) million, or a loss of $(0.44) to $(0.45) per basic share
  Non-GAAP operating income is expected to be between $2.8 million and $3.2 million. Non-GAAP net loss is expected to be between a net loss of $(600,000) and $(900,000) or a net loss of $(0.02) to $(0.03) per basic share, which excludes $7.3 million for amortization of intangibles, approximately $3.7 million of anticipated stock-based compensation and the non-equity component of the MIG earnout, approximately $1.7 million of restructuring charges and $300,000 related to un-hedged foreign exchange gains expected primarily on the revaluation of assets and liabilities
  Our income tax expense for the full year is expected to be approximately $2.6 million
  Weighted average common shares outstanding for the year ending December 31, 2009 are expected to be approximately 29.9 million basic and 30.1 million diluted

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (877) 224-2002, or if outside the U.S., (281) 312-0957, with conference ID # 37862580, to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available at http://www.glu.com/corp/Pages/investors.aspx under the Investor Calendar and Webcasts menu. An audio replay will be available between 2:30 p.m. Pacific Time, November 3, 2009, and 8:59 p.m. Pacific Time, November 10, 2009, by calling (800) 642-1687, or (706) 645-9291, with conference ID # 37862580.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP operating income/(loss), non-GAAP net income/(loss) and non-GAAP basic and diluted net income/(loss) per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Acquired in-process research and development
  Amortization of intangible assets
  Stock-based compensation expense
  Gain/impairment of auction-rate securities
  Restructuring charges
  MIG earnout expenses
  Transitional expenses
  Impairment of goodwill
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our "Business Outlook" ("Fourth Quarter Expectations – Quarter Ending December 31, 2009" and "Full Year Expectations - Year Ending December 31, 2009"); our expectations that our recently launched titles for iPhone will improve our paid app ranking; our expectations that our investment in our social network game initiative will gain traction as we develop and launch new titles in this growing sector of the gaming market; our belief that we will remain well positioned in the mobile and social networking platforms due to the quality of our game developers, worldwide reach and stabilized capital structure; our plan to generate positive cash flow as we continue to invest in new platforms and our expectation that we can attain our full year cash flow objective and remain in position to continue investing in new markets. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that the mobile gaming and social network gaming markets are not growing at the rate that we anticipate or that we will be unable to capitalize on any such growth; the risk that our expense control initiatives will be insufficient to enable us to achieve positive cash flow from operations for the full fiscal year; the risk that we may have insufficient working capital to effectively execute our business strategy, including exploiting next-generation platforms and social networking platforms while continuing to address our traditional carrier-based business, and that, even if we do execute our business strategy, we may not derive the revenues that we expect; the risk that we may fall out of compliance with the financial and other covenants in our credit facility; the risk that we may lose a key intellectual property license or key carrier distribution agreement; the risk that growth of next-generation handsets and advanced networks does not grow as significantly as we anticipate; the risk that our development expenses for games for next-generation handsets and social networking platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original intellectual property titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games and social network gaming markets are smaller than anticipated; the risk that Greg Ballard may elect to leave our company before we retain a suitable successor or that we are otherwise unable to effect a smooth transition of the CEO position; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on August 10, 2009 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/corp/Pages.investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Glyder, Bonsai Blast, Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Activision, Atari, Harrah's, Hasbro, Konami, Microsoft, PlayFirst, PopCap Games, SEGA, Sony and Warner Bros. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in Australia, Brazil, Canada, Chile, China, England, France, Germany, Italy, Mexico, Poland, Russia and Spain. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the 'g' character logo or at www.glu.com.

GLU MOBILE, GLU, BONSAI BLAST, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the 'g' character logo are trademarks of Glu Mobile Inc.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$9,861	$19,166
Accounts receivable, net	16,059	19,826
Prepaid royalties	10,126	15,298
Prepaid expenses and other current assets	2,369	2,704
Total current assets	38,415	56,994

Property and equipment, net	3,620	4,861
Prepaid royalties	3,391	4,349
Other long-term assets	1,015	930
Intangible assets, net	14,524	20,320
Goodwill	4,608	4,622
Total assets	65,573	92,076

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$4,090	$6,569
Accrued liabilities	768	686
Accrued compensation	2,511	2,184
Accrued royalties	12,964	18,193
Accrued restructuring	1,246	1,000
Deferred revenues	581	727
Current portion of long-term debt	12,564	14,000
Total current liabilities	34,724	43,359
Other long-term liabilities	10,107	11,798
Long-term debt, less current portion	3,062	10,125
Total liabilities	47,893	65,282

Common stock	3	3
Additional paid-in capital	187,230	184,757
Deferred stock-based compensation	-	(11)
Accumulated other comprehensive income	855	1,170
Accumulated deficit	(170,408)	(159,125)
Stockholders' equity	17,680	26,794
Total liabilities and stockholders' equity	$65,573	$92,076

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Revenues	$19,645	$23,894	$60,292	$68,190

Cost of revenues:
Royalties	5,302	5,753	16,782	16,642
Impairment of prepaid royalties and guarantees	513	1,921	1,102	2,155
Amortization of intangible assets	1,420	3,247	5,680	8,089
Total cost of revenues	7,235	10,921	23,564	26,886
Gross profit	12,410	12,973	36,728	41,304

Operating expenses:
Research and development	6,662	9,223	19,707	24,604
Sales and marketing	3,556	6,004	11,214	17,828
General and administrative	3,986	5,085	12,376	16,576
Amortization of intangible assets	58	67	160	204
Restructuring charge	919	126	1,432	287
Acquired in-process research and development	-	-	-	1,110
Impairment of goodwill	-	46,618	-	46,618
Total operating expenses	15,181	67,123	44,889	107,227

Loss from operations	(2,771)	(54,150)	(8,161)	(65,923)

Interest and other income/(expense), net:
Interest income	7	127	86	844
Interest expense	(279)	(30)	(1,008)	(50)
Other income/(expense), net	(28)	(1,991)	272	(2,175)
Interest and other income/(expense), net	(300)	(1,894)	(650)	(1,381)

Loss before income taxes	(3,071)	(56,044)	(8,811)	(67,304)
Income tax provision	(917)	(822)	(2,472)	(2,165)
Net loss	$(3,988)	$(56,866)	$(11,283)	$(69,469)

Net loss per share - basic and diluted	$(0.13)	$(1.93)	$(0.38)	$(2.37)

Weighted average common shares outstanding - basic and diluted	29,864	29,470	29,694	29,311

Stock-based compensation expense included in:
Research and development	$166	$261	$546	$511
Sales and marketing	170	1,298	$480	3,903
General and administrative	338	569	$1,176	1,716
Total stock-based compensation expense	$674	$2,128	$2,202	$6,130

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	September 30, 2009
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,420	(1,420)		-
Total cost of revenues	7,235	(1,420)		5,815
Gross profit	12,410	1,420		13,830

Research and development	6,662	(166)	a	6,496
Sales and marketing	3,556	(170)	a	3,386
General and administrative	3,986	(338)	a	3,648
Amortization of intangible assets	58	(58)		-
Restructuring charge	919	(919)		-
Total operating expenses	15,181	(1,651)		13,530

Income/(loss) from operations	(2,771)	3,071		300

Interest and other expense, net	(300)	28	b	(272)
Income/(loss) before income taxes	(3,071)	3,099		28

Net loss	(3,988)	3,099		(889)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(0.13)			$(0.03)
Non-GAAP net loss per share - diluted	$(0.13)			$(0.03)
Shares used in computing basic net loss per share	29,864			29,864
Shares used in computing diluted net loss per share	29,864			29,864

a - Excluded amount represents stock-based compensation expense of $674
b - Excluded amount represents foreign currency exchange loss

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	September 30, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	3,247	(3,247)		-
Total cost of revenues	10,921	(3,247)		7,674
Gross profit	12,973	3,247		16,220

Research and development	9,223	(453)	a	8,770
Sales and marketing	6,004	(1,932)	a	4,072
General and administrative	5,085	(711)	a	4,374
Amortization of intangible assets	67	(67)		-
Restructuring charge	126	(126)		-
Impairment of goodwill	46,618	(46,618)		-
Total operating expenses	67,123	(49,907)		17,216

Loss from operations	(54,150)	53,154		(996)

Interest and other income/(expense), net	(1,894)	1,982	b	88
Loss before income taxes	(56,044)	55,136		(908)

Net loss	(56,866)	55,136		(1,730)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(1.93)			$(0.06)
Non-GAAP net loss per share - diluted	$(1.93)			$(0.06)
Shares used in computing basic net loss per share	29,470			29,470
Shares used in computing diluted net loss per share	29,470			29,470

a - Excluded amount represents stock-based compensation expense of $2,128, Superscape and MIG transitional expenses of $347 and MIG earnout expenses of $621
b - Excluded amount represents impairment of auction-rate securities of $682 and foreign currency exchange loss of $1,300

Glu Mobile Inc.	Nine Months Ended
GAAP to Non-GAAP Reconciliation	September 30, 2009
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	5,680	(5,680)		-
Total cost of revenues	23,564	(5,680)		17,884
Gross profit	36,728	5,680		42,408

Research and development	19,707	(546)	a	19,161
Sales and marketing	11,214	(1,355)	a	9,859
General and administrative	12,376	(1,176)	a	11,200
Amortization of intangible assets	160	(160)		-
Restructuring charge	1,432	(1,432)		-
Total operating expenses	44,889	(4,669)		40,220

Income/(loss) from operations	(8,161)	10,349		2,188

Interest and other expense, net	(650)	(270)	b	(920)
Income/(loss) before income taxes	(8,811)	10,079		1,268

Net loss	(11,283)	10,079		(1,204)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(0.38)			$(0.04)
Non-GAAP net loss per share - diluted	$(0.38)			$(0.04)
Shares used in computing basic net loss per share	29,694			29,694
Shares used in computing diluted net loss per share	29,694			29,694

a - Excluded amount represents stock-based compensation expense of $2,202 and MIG earnout expense of $875
b - Excluded amount represents foreign currency exchange gains

Glu Mobile Inc.	Nine Months Ended
GAAP to Non-GAAP Reconciliation	September 30, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	8,089	(8,089)		-
Total cost of revenues	26,886	(8,089)		18,797
Gross profit	41,304	8,089		49,393

Research and development	24,604	(931)	a	23,673
Sales and marketing	17,828	(5,828)	a	12,000
General and administrative	16,576	(2,453)	a	14,123
Amortization of intangible assets	204	(204)		-
Restructuring charge	287	(287)		-
Acquired in-process research and development	1,110	(1,110)		-
Impairment of goodwill	46,618	(46,618)		-
Total operating expenses	107,227	(57,431)		49,796

Loss from operations	(65,923)	65,520		(403)

Interest and other income/(expense), net	(1,381)	2,201	b	820
Income/(loss) before income taxes	(67,304)	67,721		417

Net loss	(69,469)	67,721		(1,748)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(2.37)			$(0.06)
Non-GAAP net loss per share - diluted	$(2.37)			$(0.06)
Shares used in computing basic net loss per share	29,311			29,311
Shares used in computing diluted net loss per share	29,311			29,311

a - Excluded amount represents stock-based compensation expense of $6,130, Superscape and MIG transitional expenses of $1,218 and MIG earnout expenses of $1,864
b - Excluded amount represents impairment of auction-rate securities of $1,152 and foreign currency exchange loss of $1,049

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired In-Process Research and Development. Glu recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expenses, in connection with its acquisition of Superscape. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that the acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D is non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation Expense. Glu adopted SFAS 123R, "Share-Based Payment" beginning in its fiscal year ended December 31, 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu's adoption of SFAS 123R beginning with its fiscal year ended December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Gain/Impairment of Auction-Rate Securities. Glu recorded impairment charges related to its auction-rate securities (“ARS”) that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS previously held by the company were private placement securities with long-term nominal maturities for which the interest rates were reset through a Dutch auction each month. The monthly auctions historically provided a liquid market for these securities. The company's previous investments in ARS represented interests in collateralized debt obligations supported by pools of residential and commercial mortgages or credit cards, insurance securitizations and other structured credits, including corporate bonds. Upon full redemption of the ARS by the sponsoring broker, Glu reversed all previously recorded impairments.

Glu believes that the impairment/gain of these investments does not reflect the company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

Restructuring Charges. Glu undertook restructuring activities in 2008 to (1) relocate its operations in France from Nice to Paris and to terminate certain employees located in Glu's Hong Kong office and (2) terminate certain employees and exit a portion of the company’s corporate offices. The resulting restructuring charges principally consisted of costs associated with employee termination benefits, depreciation (a non-cash charge) and remaining lease payment obligations. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. In 2009, Glu recorded (1) a non-cash restructuring charge due to a change in the sublease probability assumptions for the portion of the company’s corporate headquarters that were vacated in 2008 (2) a restructuring charge related to termination benefits to be paid pursuant to the transition agreement with the CEO and (3) cash restructuring charges due to termination of certain employees in Glu’s US and EMEA offices. Glu believes that these restructuring charges do not reflect the company's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG Earnout Expenses. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who were also MIG shareholders. Glu initially recorded the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two-year vesting period ending December 31, 2009, and has excluded from its non-GAAP financial measures the impact of the non-equity component of the additional consideration. In the quarter ended December 31, 2008, Glu restructured these payments into debt obligations that become due at various times through December 31, 2010. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. Glu has incurred various costs related to the transition and integration of Superscape and MIG into Glu's operations. Glu recorded these non-recurring costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Impairment of Goodwill. In accordance with FAS 142 "Goodwill and Other Intangible Assets" Glu performs its annual goodwill impairment test as of September 30. Glu recorded a goodwill impairment charge in the third quarter of 2008 as the fair value of two of its three reporting units was determined to be below the carrying value of their respective goodwill balances. As this impairment is non-recurring, Glu believes it does not reflect Glu's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this impairment, enabling them to compare Glu's core operating results in different periods without this variability.

Foreign currency exchange gains and losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these losses in the quarter ended December 31, 2008 and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu began, with the quarter ended December 31, 2008, to present non-GAAP net loss and net loss per share excluding foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare the company's core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2008 and 2009 were as follows (in thousands):

March 31, 2008	$318
June 30, 2008	(66)
September 30, 2008	(1,301)
December 31, 2008	(1,984)
FY2008	$(3,033)

March 31, 2009	$(461)
June 30, 2009	759
September 30, 2009	(28)
FY2009 (YTD)	$270

CONTACT:
Media:
Dig Communications
Michaela Wilkinson, 415-233-4075
Mobile: 415-608-1778
mwilkinson@digcommunications.com
or
Investor Relations:
ICR
Seth Potter, 646-277-1230
ir@glu.com